Exhibit 23.3

中国 深圳 福田区 益田路6001号太平金融大厦11-12楼 邮政编码：518038

11-12F., TAIPING FINANCE TOWER, 6001 YITIAN ROAD, FUTIAN, SHENZHEN, CHINA

电话(Tel.)：(0755) 88265288 传真(Fax.)：(0755) 88265537

网址（Website）：http://www.sundiallawfirm.com

To:	Big Tree Cloud Holdings Limited

Building B4, Qianhai Shengang Fund Town

Nanshan District, Shenzhen 518052

People’s Republic of China

August 29, 2025

Dear Sir or Madam,

We hereby consent to the reference of our name on the cover page of, and under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the registration statement of Big Tree Cloud Holdings Limited (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof by the Company under the Securities Act of 1933, as amended. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Sundial Law Firm
Sundial Law Firm